Exhibit 99.1

Kaya Holdings, Inc. (OTCQB: KAYS) Launches Fifth Dimension Therapeutics™ to seek to Provide Innovative Psychedelic-Based Treatments for Depression and Anxiety Related Conditions and Address the Growing Multi-Billion Dollar Global Psychedelics Market

FT. LAUDERDALE, FL /January 24, 2023 / Kaya Holdings, Inc., ("KAYS" or the "Company") (OTCQB: KAYS), a pioneer in the U.S. cannabis industry, announced today that it has launched Fifth Dimension Therapeutics™ (“FDT”), which will seek to provide psychedelic “mind care” treatments to veterans suffering from PTSD, addicts seeking to break addiction, individuals with eating disorders, and others with a wide array of treatment resistant mental health disorders.

It is estimated that approximately every 40 seconds someone in the world commits suicide.

Psilocybin may soon be available as a mainstream medical treatment for treatment resistant depression (TRD) and other mental health diseases, potentially providing a new lease on life for millions worldwide for whom current medications do not work.

The Company is pleased to announce that one of its senior employees, Bryan Arnold, has been enrolled in one of the first training courses to qualify for an Oregon Psilocybin Facilitator License, permitting him to oversee the cultivation of psilocybin mushrooms and related products as well as operate up to five (5) state licensed facilitation clinics where psilocybin treatments will be administered. Bryan is expected to complete his training and apply for licensure in April.

Additionally, the Company is proud to welcome attorney Glenn E.J. Murphy to the FDT Board of Director. Glenn will assist FDT with introductions to pharmaceutic companies seeking data and access to psychedelic patients, as well as advising on the development of intellectual property, structure of potential joint ventures, funding opportunities, acquisitions, and other related endeavors.

“The operation of a psychedelics treatment enterprise has many parallels to the cannabis industry, and we feel that KAYS is among the companies uniquely qualified to deliver the highest quality of care to the patients wishing to avail themselves of these promising new treatments”, stated W. David Jones, a KAYS Senior Advisor and driving force behind the Company’s entry into the psychedelics arena. “We believe we can help provide meaningful benefits to the millions suffering from treatment resistant mental health conditions while significantly enhancing shareholder value.”

“We have effectively shifted our cannabis operations toward the European market where we believe a substantial market exists without the same regulatory burdens of the fragmented and nationally stymied U.S market”, adds KAYS’ CEO Craig Frank. “By bringing all we have learned from our cannabis operations to the psychedelics market, I believe we have an excellent opportunity to secure a leadership role in the ‘mind care’ market”.

The Market

Mental health disorders account for several of the top causes of disability in the United States. A 2021 Harvard University study forecasted the annual medical cost of mental health conditions to reach $6 trillion by 2030.

It is estimated by the National Institute of Mental Health Disorders that 26% of Americans over 18 years of age suffer from a diagnosable form of depression (major or clinical depression, manic or bipolar depression), and an additional 40 million American adults suffer from an anxiety disorder (panic disorder, obsessive-compulsive disorder (OCD), post-traumatic stress disorder (PTSD), generalized anxiety disorder (GAD), and social phobia, agoraphobia, and specific phobias). Depressive illnesses tend to co-occur with substance abuse and anxiety disorders

In 2021, Data Bridge Market Research estimated the current U.S. psychedelics market value to be $2.8 billion, with a forecasted 2029 market expected to reach $8.9 billion.

The Science

The growing evidence suggests that psychedelics act on the brain’s default network, or those regions of the brain that remain active when your brain is not engaged in active tasks. Psilocybin increases activity in certain neurons that respond to the neurotransmitter serotonin, which has wide- ranging functions in the human brain (many of which are being researched). Ketamine is most active in the glutamate system.

The default network provides a “framework” for the brain’s activity, providing structure and making order of all that is happening in the cortex and keeping external neurological information (delivered via our senses) distinct from internally generated activity thoughts, emotions, and memory).

Psychedelics seem to suppress the default network, relaxing the separation of our senses, memories, thoughts, and emotions, and enabling each to influence each other more easily. This ability to break down of the brain’s “framework” has led to a focus on psychedelics as a groundbreaking opportunity to address a wide range of mental health disorders.

Glenn Murphy’s Biography

Glenn has twenty-five years of private and corporate practice, including ten years in-house with the Henkel Group and more than fifteen years in private practice, Glenn’s experience has touched on most every aspect of intellectual property practice.

Glenn’s current practice primarily focuses on building and managing domestic and international utility and design patent portfolios and opining on the validity and infringement of U.S. patents. In addition to drafting and prosecuting patent applications filed in the U.S. and foreign patent offices, Glenn has briefed and argued before the U.S. Patent Office Board of Appeals, assisted with the preparation and argument of appeals before the U.S. Court of Appeals for the Federal Circuit, and assisted with the conduct of bench and jury trials in the U.S. District Courts and the U.S. International Trade Commission. He has provided due diligence and advice in acquisitions, divestments, licenses, and other transactions involving intellectual property rights. He has particular experience in building and managing domestic utility and design patent portfolios for non-U.S. clients.

After receiving his B.S. in chemical engineering in 1984 from the Pennsylvania State University, Mr. Murphy worked as an engineer for the Cochrane Division of Crane Company, designing and delivering large-scale water treatment systems for industry. In 1990 he received his J.D. with honors from the University of Pittsburgh School of Law, where he served as an editor of the school’s Journal of Law and Commerce and received the Faculty Award for Excellence in Legal Scholarship.

Mr. Murphy is a member of Ratner Prestia’s Biotechnology, General Chemistry and Polymers and Pharmaceutical Chemistry Groups. To review Mr. Murphy’s biography, please go to https://www.ratnerprestia.com/professionals/glenn-e-j-murphy/

KAYS SHAREHOLDERS AND OTHER INTERESTED PARTIES - PLEASE UPDATE YOUR CONTACT INFORMATION

We routinely receive calls and emails from shareholders asking us questions about KAYS, so we are asking all KAYS shareholders to email us and confirm their contact info. Please email info@kayaholdings.com with "KAYS shareholder update" in the subject line and include your name, address, phone number and number of shares you own so that we may make sure you receive all updates and can respond to any shareholder inquiries.

About Kaya Holdings, Inc. (www.kayaholdings.com)

Kaya Holdings, Inc. (OTCQB:KAYS) is a Mind Care Company with longstanding operations as a touch-the-plant, vertically integrated legal cannabis business operating a number of majority-owned subsidiaries to retail, cultivate, produce and distribute premium medical and recreational cannabis products. The Company is evolving into a full mind care enterprise with the planned introduction psilocybin at-home and in-facility treatments, as permitted by law. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the OTCQB Tier of the over-the-counter market under the symbol KAYS.

Summary of Operations

KAYS corporate structure includes the following four majority-owned subsidiaries, each responding to various demands and opportunities in the cannabis or psychedelic industry:

Fifth Dimension Therapeutics, Inc., serves as the Company’s operating branch to the psychedelic treatment sector, including operation of mushroom cultivation facilities, in-facility treatment centers, and at-home treatment programs.

Marijuana Holdings Americas, Inc. owns the Kaya Shack™ brand of licensed medical and recreational marijuana stores (www.kayashack.com) and the Kaya Farms™ brand of cannabis production and processing operations that operate in the United States.

Kaya Brands International, Inc., serves as the vehicle for the Company's non-U.S. operations including cultivation activities in Greece and Israel.

Kaya Brands USA, Inc. owns a wide range of proprietary brands of cannabis extracts, oils, pre-rolls, topicals, edibles and beverages, cannaceuticals and related accessories.

Important Disclosure

KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to cannabis and psychedelics. Potential investors and shareholders are cautioned that KAYS and subsidiaries including FTD will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana and psychedelic products, engaging in said activities or acquiring existing production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: info@kayaholdings.com or 561-400-1971.